Exhibit 99.1

    Global Payment Technologies Announces Fiscal 2005 Third-Quarter Results

     HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Aug. 10, 2005--Global Payment Technologies, Inc. (NASDAQ Symbol: GPTX) ("GPT"), a leading manufacturer and innovator of currency acceptance systems used in the worldwide gaming, beverage, and vending industries, today announced its fiscal 2005 third-quarter results.


----------------------------------------------------------------------
                   Summary of Financial Highlights
           (Dollar amounts in 000s, except per share data)
----------------------------------------------------------------------
                 Three Months Ended          Nine Months Ended
                         6/30                        6/30
----------------------------------------------------------------------
                     2005    2004   Change      2005     2004   Change
----------------------------------------------------------------------
Net Sales          $5,173  $7,076    (27%)   $20,870  $17,121      22%
----------------------------------------------------------------------
Net (Loss) Income                 (greater
                                      than
                    ($340)  ($108)   100%)     ($282) ($1,807)     84%
----------------------------------------------------------------------
Net (Loss) Income
  Per
 Share
    Basic          ($0.05) ($0.02) ($0.03)    ($0.05)  ($0.33)  $0.28
    Diluted        ($0.05) ($0.02) ($0.03)    ($0.05)  ($0.33)  $0.28
----------------------------------------------------------------------

     Thomas McNeill, GPT Vice-President and CFO, stated, "For the quarter ended June 30, 2005, net loss was ($340,000), or ($.05) per share, as compared with a net loss of ($108,000), or ($.02) per share, in the prior year period. Sales for the quarter decreased 27% as compared with the same prior year period, and is slightly better than our guidance of a 30% reduction. Turning to EBITDA, despite a decrease in sales this quarter, we generated another positive quarter of EBITDA, our fifth consecutive quarter as such, resulting in a trailing four quarters of $2.2 million EBITDA."
     The following is a reconciliation of EBITDA, see note 1, (in 000s) for the three months ended:


                     6/30/05   3/31/05   12/31/04   9/30/04   6/30/04
                     --------  --------  ---------  --------  --------
Net (loss) income   $   (340) $   (122) $     180  $    117  $   (108)
Income taxes               -         2          3       (18)        -
Depreciation and
 amortization
 expense                 357       409        468       376       392
Amortization of
 debt discount             -       356        212       110       113
Interest expense           -        15         34        34        34
                     --------  --------  ---------  --------  --------
     Total EBITDA   $     17  $    660  $     897  $    619  $    431
                     ========  ========  =========  ========  ========

     Net sales for the quarter decreased 27% to $5.2 million, as compared with $7.1 million in the same prior year period, due to decreased gaming sales of $451,000, primarily to the Company's Australian affiliate, partially offset by increased sales in Russia and Latin America, and decreased sales of $1,452,000 to the beverage and vending market as a result of significant cigarette tax increases in Germany. Gross profit decreased to $1,261,000, or 24.4% of sales this quarter, as compared with $1,670,000, or 23.6% of sales in the same year ago period. This increase in our gross profit percentage was primarily the result of achieving substantial improvements in purchasing costs of the Aurora and Argus products, and negatively affected by a 27% decrease in sales while manufacturing costs were virtually unchanged.
     Operating expenses increased to $1,816,000, as compared with $1,601,000 in the same year ago period, primarily due to increased staffing costs, travel, stockholder relations and software consulting fees, and were reduced by lower shipping costs due to decreased sales. Net interest income (expense) increased to $2,000, as compared with ($147,000) in the same year ago period. This increase is primarily the result of no amortization expense related to the debt discount as compared with $113,000 in the year ago period, as well as a reduction in debt outstanding on our credit facility from $2.3 million at June 30, 2004 to none at June 30, 2005.
     During the quarter ended June 30, 2005, the Company's equity in income
(loss) of unconsolidated affiliates was positively impacted by $135,000 as compared with ($50,000) in the same prior year period based upon the Company's recognition (deferral) of its proportionate share of the related gross profit on product sales to its affiliates, which have (have not) been sold by the affiliates to third party end users.
     Mr. McNeill added, "While we are pleased inventory at our Australian affiliate has decreased this quarter as compared with the increase in our quarter ended March 31, 2005, there are still more reductions needed based upon current softness in that marketplace. Further, lower Russian orders are anticipated to continue during our quarter ending September 30, 2005, especially in light of various government discussions on instituting new regulations and potential geographic relocations of existing gaming halls. When considering these current factors we continue to see softness in sales for our quarter ending September 30, 2005."
     Tom Oliveri, GPT's President and CEO stated, "While we are disappointed with these latest current events resulting in softness in sales, we are confident our products, specifically Argus, Aurora and SA-4, will give our Company the tools it needs to improve upon our results going into fiscal 2006. Further, these products, coupled with expected contributions from Advantage and FL-4, are expected to help solidify our long-term business objectives of having a product that is well suited for every application required. We have received additional orders and positive customer feedback on SA-4, our latest high speed currency validator that continues to attract the interest of all OEMs and casino operators who realize that faster processing speed equates to increased business. Finally, we are broadening our sales and marketing efforts as we continue introducing the benefits of GPT's products and services to our current and potential customers."
     Mr. McNeill continued, "With respect to our financial condition, during the quarter total convertible debt outstanding was reduced by $299,000 to none at June 30, 2005. With the entire credit facility fully repaid, and the Company's lowest debt level in years, GPT has $2.5 million of availability on its revolving line of credit and cash of $2.3 million, as compared with $3.6 million at our most recent quarter ended March 31, 2005. Finally, inventory increased to $4.3 million as compared with our most recent quarter ended March 31, 2005 of $3.6 million, primarily the result of vendor commitments for the Aurora product and a slowdown in current sales of the Aurora product."

     Note 1: EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA, which is not defined under United States generally accepted accounting principles ("GAAP"), is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance and it is a widely accepted financial indicator used by investors and analysts to measure performance and valuation, as well as to provide insight into how management measures quarterly performance. EBITDA is not intended to represent cash flows or an alternative to net income, and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP. Due to the recurring losses over the past several years, the debt discount being fully amortized in the quarter ended March 31, 2005, low levels of interest expense paid, essentially no tax expense resulting from the Company's deferred tax position, and the reduced level of capital expenses, management believes it is important to manage the cash performance and assess the financial viability based upon the Company's ability to generate positive EBITDA. Among other financial measurements or models used by management are: sales forecasts, inventory forecasts, net income forecasts and cash flow forecasts, all of which supplement the Company's EBITDA measurement and are considered jointly when assessing the Company's liquidity. Finally, the Company has significant uses of cash flows such as inventory purchases, extended payment terms to its customers, debt principal repayments and capital expenditures, which are not reflected in EBITDA.

     Global Payment Technologies, Inc. is a United States-based designer, manufacturer, and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gpt.com.

     Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: Statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources; dependence on a limited base of customers for a significant portion of sales; GPT's dependence on the paper currency validator market and its potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; possible risks of product inventory obsolescence; regulatory approval; potential manufacturing difficulties; potential shortages of key parts and/or raw materials; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in GPT's Securities and Exchange Commission filings.


                   GLOBAL PAYMENT TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                (000s)

                                               unaudited
                                               6/30/2005    9/30/2004
ASSETS                                        -----------  -----------
------

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                   $    2,296   $    3,453
  ACCOUNTS RECEIVABLE, NET                         4,665        4,165
  INVENTORY                                        4,261        2,573
  PREPAID EXPENSES AND OTHER CURRENT ASSETS          301          404
  INCOME TAXES RECEIVABLE                              -          115
                                              -----------   ----------
     TOTAL CURRENT ASSETS                         11,523       10,710

INVESTMENTS IN UNCONSOLIDATED AFFILIATES           2,091        1,811
PROPERTY AND EQUIPMENT, NET                        1,862        2,134
CAPITALIZED SOFTWARE COSTS, NET                    1,169        1,612
                                               ----------   ----------
     TOTAL ASSETS                             $   16,645   $   16,267
                                               ==========   ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                            $    1,855   $    2,273
  ACCRUED EXPENSES AND OTHER CURRENT
   LIABILITIES                                       985        1,280
  CURRENT PORTION OF LONG-TERM DEBT, NET OF
   DISCOUNT                                           40          253
                                               ----------   ----------

     TOTAL CURRENT LIABILITIES                     2,880        3,806

  LONG-TERM DEBT, NET OF DISCOUNT                     87        1,354
                                              -----------  -----------
     TOTAL LIABILITIES                             2,967        5,160
                                               ----------   ----------

SHAREHOLDERS' EQUITY:
 COMMON STOCK                                         65           59
 ADDITIONAL PAID-IN CAPITAL                       13,444       10,800
 RETAINED EARNINGS                                 1,001        1,283
 ACCUMULATED OTHER COMPREHENSIVE INCOME              667          464
                                               ----------   ----------
                                                  15,177       12,606
LESS: TREASURY STOCK                              (1,499)      (1,499)
                                               ----------   ----------

TOTAL SHAREHOLDERS' EQUITY                        13,678       11,107
                                               ----------   ----------

     TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY                                  $   16,645   $   16,267
                                               ==========   ==========


                   GLOBAL PAYMENT TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN OOOs EXCEPT SHARE AND PER SHARE DATA)

                             (unaudited)              (unaudited)
                             -----------              -----------
                         THREE MONTHS ENDED         NINE MONTHS ENDED
                               JUNE 30,                 JUNE 30,

                           2005        2004         2005        2004
                       ---------- -----------  ----------- -----------

NET SALES             $    5,173  $    7,076   $   20,870  $   17,121

GROSS PROFIT               1,261       1,670        5,621       3,510

OPERATING EXPENSES         1,816       1,601        5,230       5,258
                      ----------- -----------  ----------- -----------
(LOSS) INCOME FROM
 OPERATIONS                 (555)         69          391      (1,748)
                       ----------  ----------   ----------  ----------

OTHER INCOME
 (EXPENSE):
 EQUITY IN INCOME
  (LOSS) OF
  UNCONSOLIDATED
  AFFILIATES (1) (2)         213         (30)         (53)         98
 GAIN ON SALE OF
  INVESTMENT IN
  UNCONSOLIDATED
  AFFILIATE                    -           -            -          78
 INTEREST INCOME
  (EXPENSE), NET               2        (147)        (615)       (224)
                      -----------  ----------   ----------  ----------
TOTAL OTHER INCOME
 (EXPENSE)                   215        (177)        (668)        (48)
                       ----------  ----------   ----------  ----------

LOSS BEFORE PROVISION
 FOR INCOME TAXES           (340)       (108)        (277)     (1,796)

PROVISION FOR INCOME
 TAXES                         -           -            5          11
                      ----------- -----------  -----------  ----------

NET LOSS                   ($340)      ($108)        (282)     (1,807)
                       ==========  ==========   ==========  ==========

PER SHARE
 INFORMATION:
   BASIC                  ($0.05)     ($0.02)      ($0.05)     ($0.33)
                       ==========  ==========   ==========  ==========
   DILUTED (3)            ($0.05)     ($0.02)      ($0.05)     ($0.33)
                       ==========  ==========   ==========  ==========

COMMON SHARES USED IN
 COMPUTING
PER SHARE AMOUNTS:
   BASIC               6,196,671   5,598,747    5,895,004   5,569,876
                       ==========  ==========   ==========  ==========
   DILUTED (3)         6,196,671   5,598,747    5,895,004   5,569,876
                       ==========  ==========   ==========  ==========

(1) FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004, INCLUDES $135,000 AND ($50,000) RESPECTIVELY, WHICH REPRESENTS THE RECOGNITION (DEFERRAL) OF GPT'S SHARE OF THE GROSS PROFIT ON INTERCOMPANY SALES THAT HAVE (HAVE NOT) BEEN RECOGNIZED BY GPT'S AFFILIATES. FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004, INCLUDES ($133,000) AND $55,000, RESPECTIVELY, RELATED TO THE ABOVE MENTIONED (DEFERRED) RECOGNIZED GROSS PROFIT.

(2) EXCLUSIVE OF FOOTNOTE (1), EQUITY IN INCOME OF UNCONSOLIDATED AFFILIATES WAS $78,000 AND $20,000 FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004, RESPECTIVELY, AND FOR THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004 WAS $80,000 AND $43,000, RESPECTIVELY.

(3) FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004 AND THE NINE MONTHS ENDED JUNE 30, 2005 AND 2004, THE WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE CALCULATION OF NET LOSS PER COMMON SHARE DID NOT INCLUDE POTENTIAL DILUTIVE SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.


     CONTACT: PR Financial Marketing
              Jim Blackman, 713-256-0369
              jimblackman@prfinancialmarketing.com
              or
              Global Payment Technologies, Inc.
              Thomas McNeill, 631-231-1177 ext. 273